EX-32.1 3 ex32a.htm IN CONNECTION WITH THE ANNUAL REPORT OF BREEZER VENTURES INC. ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2013 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON THE DATE HEREOF (THE REPORT), I, TANG XU, PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

Exhibit 32.1 CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Breezer Ventures Inc. on Form 10-K for the year ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Tang Xu, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 10, 2014

By: /s/ Tang Xu

Name: Tang Xu

Title: Principal Executive Officer and Principal Financial Officer